                                  EXHIBIT 10.13

                         MANAGEMENT EMPLOYMENT AGREEMENT



THIS AGREEMENT made to have effect the 1st day of February, 2000.



BETWEEN:

MDU COMMUNICATIONS INC., a body corporate duly incorporated under the laws of Canada and having its offices at Suite 108, 11951 Hammersmith Way, Richmond, British Columbia V7A 5H9;

(the "Company")


AND:

GARY MONAGHAN, an individual having his residence at 415 Eastbourne Road, Kelowna, British Columbia, V1X 5K7;

(the "Executive")



RECITALS

WHEREAS, the Company wishes to obtain the services of the Executive and the Executive is willing to provide his service to the Company upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:


CONTRACT FOR SERVICES

1. The Company hereby engages the Executive to be the President of the Company and the Executive hereby agrees to accept employment as President of the Company. The Executive shall perform all duties incident to such position of President and other duties as may reasonably be required from time to time by the Board of Directors of the Company.

2. The Executive will perform the employment duties at the time and in the manner set forth herein. The Executive shall perform his duties out of the Richmond, British Columbia office of the Company, but the Company may, in its discretion, direct that the duties be provided on occasion in other locations maintained by the Company.


EXTENT OF SERVICE

3. The Executive shall, during the term of this contract, devote at least 35 hours per work week to the business of the Company, but may continue as a director to any other company that is not in competition with the Company so long as his association with such company does not interfere with his attention to the Company's business.


SALARY AND EXPENSES

4.1 In consideration of the Executive providing the employment duties, the Company shall pay to the Executive a base salary before customary payroll deductions, in equal semi-monthly installments, at $13,250.00 per month (the "Base Salary"). The Company may pay to the Executive, bonuses as and when declared by the Company's Board of Directors. The Company shall provide directly to the Executive, at no cost, vehicle parking at the office site, the Company's standard health benefits plan and professional association membership fees. The Company shall reimburse the Executive directly for all reasonable, necessary and approved travel and other expenses incurred by the Executive in connection with the provision of services hereunder, however, for all such expenses the Executive shall furnish statements and receipts.

4.2 At the end of each employment year or sooner if determined by the Company's Board of Directors (the "Board"), the Executive's Base Salary shall be reviewed by the Board and increased as determined by the Board in its sole discretion.


OPTIONS AND ADDITIONAL OFFICES

5.1 In addition to the compensation provided for in Section 4 and all other amounts payable to Executive hereunder, the Executive shall be entitled to participate in other company incentive plans or employee incentive stock options in respect of unissued Common shares in the capital stock of the Company and its associated companies, such options to be exercisable for a period of five years from the date of grant and with such other conditions as are determined by the Board of Directors of each company and as are prescribed by the policies of the stock exchanges on which the Common shares of the each company are listed.

5.2 In addition, during the term of this Agreement the Company may also request that the Executive assume senior executive management roles with its associated companies pursuant to the terms of agreements executed between the Company and its associated companies.


VACATION

6. The Executive shall be entitled to vacation from time to time without any abatement or reduction of the compensation payable herein, provided that such vacation does not exceed:

         (a) 5 weeks per year during the first year of the term of this Agreement; and

         (b)      6 weeks per year thereafter.

While the Company shall endeavor to accommodate the Executive's wishes with respect to the timing of such vacation, they shall be taken at such time as the Company shall determine having regard to the requirements of the Company's business.


CONFIDENTIAL INFORMATION

7. The Executive shall well and faithfully provide the service to the Company, and use his best efforts to promote the interest thereof and shall not disclose (either during the term of this Agreement or at any time thereafter) the private affairs of the Company or any trade secret of the Company, to any persons other than the Directors of the Company, or as required in the normal course of business and shall not use (either during the continuance of this Agreement or at any time thereafter) for his own purposes, or for any purposes other than those of the Company, any information he may acquire with respect to the Company's affairs. The Executive further agrees to execute such further and other agreements concerning the secrecy of the affairs of the Company or of any companies with which the Company is affiliated or associated, as the Directors of the Company shall reasonably request. Furthermore, without restricting the generality of the foregoing, the Executive shall not either during the term of this Agreement or any time thereafter, directly or indirectly divulge to any person, firm or corporation:

         (a) any intellectual property, proprietary information, know-how, trade secrets, processes, product specifications, new product information or methods of doing business acquired in the course of providing the services hereunder;

         (b) any information with respect of Company personnel or organization, or any of the financial affairs or business plans of the Company; or

         (c) any information in respect of Company pricing policies, sales statistics, sales and marketing plans and strategies, profits, costs, or sourcing of clients.


DISABILITY

8. If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from providing all or a material part of the services required by of this Agreement, he shall furnish the Directors of the Company with medical evidence to prove such incapacity and cause thereof, and thereupon the Executive shall be entitled to receive the compensation payable pursuant to Section 4 without abatement or reduction for a maximum period of 180 days from the commencement of the disability. If the Executive is unable to return to the performance of the services at the standard they were performed prior to the incapacity, the Company may terminate the Agreement at any time after the 180 days, by written notice.


TERM OF AGREEMENT

9. This Agreement shall become effective on the 1st day of February 2000, and shall continue thereafter unless terminated upon mutual consent of the Executive and the Company, or until termination by the Executive or the Company in accordance with Sections 10 or 11, whichever is earlier.


TERMINATION BY COMPANY

10. Without prejudice to any remedy the Company may have against the Executive for any breach or non-performance of this Agreement, the Company may terminate this Agreement, subject to Section 16, for breach by the Executive at any time effective immediately and without notice and without any payment for any compensation either by way of anticipated earnings or damage of any kind to him whatsoever, save and except in respect of fees payable to the date of such termination. For the purposes of this paragraph, any one of the following events shall constitute breach of this Agreement sufficient for termination, provided however, that the following events shall not constitute the only reasons for termination:

         (a) being guilty of any dishonesty or gross neglect in the provision of the services hereunder; or

         (b) being convicted of any criminal offense, other than an offense which in the reasonable opinion of the Company does not affect his position as a representative of the Company; or

         (c) becoming bankrupt or making any arrangement or composition with his creditors; or

         (d) alcoholism or drug addiction of the Executive which impairs his ability to provide the services required hereunder; or

         (e) excessive and unreasonable absence of the Executive from the performance of the services for any reason other than for absence or incapacity specifically allowed hereunder.


TERMINATION

11.1 The Executive shall be entitled to terminate this Agreement, at any time by giving four (4) weeks notice in writing to the Board of Directors of the Company.

11.2 The Company shall be entitled to terminate this Agreement at any time by the Company upon giving the Executive notice in writing of such termination and upon payment to the Executive of all compensation and other amounts owing up to the date of termination and a termination payment in an amount equal to 24 months Base Salary due under Section 4 above in full satisfaction of all claims that the Executive may have against the Company.

11.3 In the event of a change in control of the Company or its controlling shareholder and for a period of 12 months after the closing of a change in control transaction, the Company shall be entitled to terminate this Agreement upon giving the Executive notice in writing of such termination and upon payment to the Executive of all compensation and other amounts owing up to the date of termination and a termination payment in an amount equal to the compensation due under Section 4.1 for a period of 36 months in full satisfaction of all claims that the Executive may have against the Company or its controlling shareholder. For a period of 12 months following the change in control of the Company or its controlling shareholder, at the option of the Executive, the Executive may terminate the Agreement upon giving notice to the Company and the Company will pay to the Executive all compensation and other amounts owing up to the date of termination and a termination payment in an amount equal to the compensation due under Section 4.1 for a period of 36 months in full satisfaction of all claims that the Executive may have against the Company or its controlling shareholder.


RESIGNATION AND INDEMNITY

12.1 Upon the termination of this Agreement, the Executive will tender to the Company, and its associated companies, his resignation as an officer and or director.

12.2 Subject to the CANADA BUSINESS CORPORATIONS ACT, as amended from time to time (the "Act"), the Company hereby indemnifies the Executive, his heirs, executors administrators and personal representatives (collectively, the "Indemnitees") and save the Indemnitees harmless against all cost, charges and expenses actually and reasonably incurred by the Indemnitees in law, in equity or under any statute or regulation in connection with any civil, criminal or administrative claim, action, proceeding or investigation to which the Indemnitees are made a party or in which they are otherwise involved as a witness or other participant by reason of the Executive being or having been a director or officer of the Company or its affiliated or associated companies, including any action brought by the Company or companies, if:

         (a) the Executive acted honestly and in good faith with a view to the best interests of the Company or companies; and

         (b) in the case of a criminal or administrative claim, action, proceeding or investigation, the Executive had reasonable grounds for believing that his conduct was lawful.

12.3 The Executive hereby jointly and severally indemnifies the Company, its officers, directors and agents (individually and collectively, the "Group") and save the Group harmless against all cost, charges and expenses actually and reasonably incurred by the Group in law, in equity or under any statute or regulation in connection with any civil, criminal or administrative claim, action, proceeding or investigation to which the Group are made a party or in which they are otherwise involved as a witness or other participant by reason of the Executive:

         (a)      having breached a non-competition agreement;

         (b) having used or having caused, permitted, or acquiesce in the use by the Company or Group of proprietary or confidential business information or intellectual property of a third party or third parties in contravention of any law or agreement to which the Executive, the Company or the Group is subject or to which any is a party or by which any is bound;

         (c)      having an undisclosed conflict of interest; or

         (d) having breached any term of this Agreement, or in the case of the Executive, having breached his fiduciary duty to the Company.

12.4 Without limiting. the generality of Section 12.2 and 12.3, the costs, charges and expenses against which the Company and the Executive will indemnify each other include:

         (a) any and all fees, costs and expenses actually and reasonably incurred by the defending party in investigating, preparing for, defending against, providing evidence in, producing documents or taking any other action in connection with any commenced or threaten action, proceeding or investigation, including reasonable legal fees and disbursements, travel and lodging costs;

         (b) any amounts reasonably paid in settlement of any action, proceeding or investigation;

         (c) any amounts paid to satisfy a judgment or penalty, including interest and costs; and

         (d) all costs, charges and expenses reasonably incurred by the defending party in establishing their right to be indemnified pursuant to this Agreement.

12.5 If the Indemnitees, the Group or any of them are required to include in their income, or in the income of the estate of the Executive, any payment made under this Section 12 for the purpose of determining income tax payable by the Indemnitees or the Group or any of them or the estate, the Company shall pay an amount by way of indemnity that will fully indemnify the Indemnitees or estate for the amount of all liabilities described in Section 12.2 and all income taxes payable as a result of the receipt of the indemnity payment and the Executive shall pay an amount by way of indemnity that will fully indemnify the Group for the amount of all liabilities described in Section 12.3 and all income taxes payable as a result of the receipt of the indemnity payment.

12.6 Any failure by the Executive in his capacity as a director or officer of the Company to comply with the provisions of the Act or of the Articles of Incorporation or Bylaws of the Company will not invalidate any indemnity to which he is entitled under this Agreement.


NON-COMPETITION

13.1 For a period of 12 months following the termination of this Agreement, for any reason whatsoever, the Executive shall not become employed by, or enter into a contract of service or for service or be involved with or assist in any way, whether directly or indirectly, with any company, person or other entity which competes directly with the Company.

13.2 The Executive acknowledges and agrees that there can be no geographical limit to his covenant not to compete directly due to the nature of the business of the Company, the market for the Company products, services and the technologies with which the Company is involved.

13.3 The parties to this Agreement recognize that a breach by the Executive of any of the covenants herein contained would result in damages to the Company and that the Company cannot be adequately compensated for such damages by monetary award. Accordingly, the Executive agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

13.4 The Executive will execute the Company's standard non-competition agreement as required by all senior executive staff.


OWNERSHIP AND USE OF WORK PRODUCTS

14.1 The Executive agrees that any work product produced by the Executive in furtherance of the business of the Company either developed solely by the Executive or jointly with any other party will be the sole and exclusive property of the Company.

14.2 The Company acknowledges that general knowledge and experience including general techniques, concepts, methods and formulae not developed for the Company's specific application or work gained by the Executive prior to or in the course of his association with the Company, may be used by the Executive at any time prior to, during or subsequent to his association with the Company, unless a specific agreement to the contrary is entered into by the

Executive and the Company, as long as the Executive is not in breach of his covenants of non-competition contained herein.

14.3 This Agreement does not apply to general techniques, formulae, concepts or method for which no equipment, supplies, facility or other resources or trade secret information of the Company was used and which was developed entirely on the Executive's own time unless such general techniques, formulae, concepts or method relates directly to the actual or specifically targeted business of the Company.

14.4 At any and all times, either during the term of this Agreement or after termination hereof, the Executive will promptly, on the request of the Company, perform all such reasonable acts and execute and deliver all such documents that may be necessary to vest in the Company the entire right, title and interest in and to any such work products determined, by the Company, to be the exclusive property of the Company. Should any such services be rendered after termination of this Agreement, a reasonable fee, mutually agreed upon by the Executive and the Company, will be paid to the Executive on a per diem basis in addition to reasonable traveling and accommodation expenses incurred as a result of rendering such services.

14.5 The Executive will execute the Company's standard invention assignment agreement as required by all senior executive staff.


RETURN OF PROPERTY

15.1 In the event of termination of this Agreement, the Executive agrees to return to the Company any property, which may be in the possession or control of the Executive.

15.2 The Executive will execute the Company's standard non-solicitation agreement as required by all senior executive staff.


SURVIVAL

16. Notwithstanding the termination of this Agreement for any reason whatsoever the provisions of Section 7, 12, 13, 14 and 15 hereof and any other provision of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.


NOTICE

17. Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and will be given by personal delivery addressed as follows:

         TO:      MDU Communications Inc.
                  Suite 108, 11951 Hammersmith Way
                  Richmond, British Columbia
                  V7A 5H9
                  ATTENTION: CEO

         TO:      Gary Monaghan
                  415 Eastbourne Road
                  Kelowna, British Columbia
                  V1X 5K7

or at such other address as shall have been designated by Communication by either party to the other. Any Communication shall be conclusively deemed to have been received on the date of delivery. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions of the mails, any such Communication shall not be sent by mail but shall be given by personal delivery.

ENTIRE AGREEMENT

18. This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the services of the Executive by the Company, and with reference to any of the matters or things herein provided for, or hereinbefore discussed or mentioned with reference to such services; all promises, representations, and understandings relative thereto being merged herein.


AMENDMENTS AND WAIVERS

19. No amendment of this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties hereto. No waiver or any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


BENEFIT OF AGREEMENT

20. The provisions of this Agreement shall enure to the benefit of and be binding upon the legal personal representatives of the Executive and the successors and assigns of the Company.


SEVERABILITY

21. If any provision of this Agreement is deemed to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision of this Agreement, and each and every section, subsection and provision of this Agreement is hereby declared and agreed to be severable from each other and every other section, subsection or provision hereof and to constitute separate and distinct covenants. The Executive hereby agrees that all restrictions herein are reasonable and valid.

22. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Company and the Executive hereby irrevocably consent to the jurisdiction of the courts of the Province of British Columbia.


COPY OF AGREEMENT

23. The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.


NUMBER AND GENDER

24. Wherever the singular is used in this Agreement it is deemed to include the plural and wherever the masculine is used it is deemed to include the feminine or body politic or corporate where the context or the parties so require.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

MDU COMMUNICATIONS INC.


---------------------------------
Authorized Signatory


In the presence of:                         EXECUTIVE

                                            /s/ Gary Monaghan
---------------------------------           ---------------------------------
Witness                                     Gary Monaghan

---------------------------------
Name

---------------------------------
Address